UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2008, Health Management Associates, Inc. (the “Company”) completed an offering (the “Offering”) of $250,000,000 of its 3.75% Convertible Senior Subordinated Notes due 2028 (the “Notes”). The Notes were issued under the terms of an Indenture (the “Indenture”) between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), dated as of May 21, 2008 and sold by the Company to Banc of America Securities LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. pursuant to a Purchase Agreement dated May 15, 2008 (the “Purchase Agreement”). A description of the Purchase Agreement is contained in the Company’s Current Report on Form 8-K dated May 15, 2008, as filed with the Securities and Exchange Commission (“SEC”). A summary of the terms of the Notes and the Indenture is set forth below.

The Notes, which mature on May 1, 2028, are the Company’s general unsecured obligation and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness, which generally includes all of the Company’s existing or future indebtedness other than trade debt. The Notes pay interest semi-annually on May 1 and November 1 of each year at a rate of 3.75% per annum, beginning on November 1, 2008.

The Notes are redeemable by the Company at any time after May 1, 2014, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest, up to but excluding the redemption date. Holders of the Notes have the right to require the Company to repurchase all or some of their Notes for cash on May 1, 2014, May 1, 2018 and May 1, 2023, at a redemption price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued but unpaid interest, up to but excluding the repurchase date. If the Company undergoes a Fundamental Change (as defined in the Indenture) at any time prior to May 1, 2014, holders of the Notes will also have the right to require the Company to purchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued but unpaid interest, up to but excluding the Fundamental Change purchase date.

The Notes are convertible by holders at the applicable conversion rate (as described below) on any day prior to the scheduled trading day immediately preceding November 1, 2027 under the following circumstances: (a) during any fiscal quarter after the quarter ending September 30, 2008 (and only during such fiscal quarter) if the last reported sale price of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ended on the last trading day of the previous fiscal quarter is greater than or equal to 130% of the “base conversion price” per share of the Company’s common stock on each such trading day; (b) if the Company calls the Notes for redemption; (c) during the five business-day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per Note for each day of the Measurement Period was less than 98% of the product of the last reported sales price of the Company’s common stock and the applicable conversion rate on each such day; or (d) upon the occurrence of specified corporate transactions, including certain distributions to the Company’s stockholders. The Notes will be convertible, regardless of the preceding circumstances, at any time from November 1, 2027 until the close of business on the third scheduled trading day immediately preceding their maturity date.

The base conversion rate is 85.0340 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equal to a base conversion price of approximately $11.76 per share. The conversion rate is subject to adjustment upon the occurrence of certain events.

The base conversion price represents a 60% conversion premium based on the closing price of $7.35 per share of the Company’s common stock on the New York Stock Exchange on May 15, 2008. In addition, if the volume-weighted average price of the Company’s common stock during the related observation period exceeds the base conversion price, holders of the Notes will receive additional shares or cash, as determined pursuant to formula described in the Indenture that incorporates an incremental share factor.

The Notes are subject to the covenants and other provisions contained in the Indenture. Such covenants include the Company’s agreement, among other things, to: (a) make all payments with respect to the Notes when due, (b) file all required reports and other information with the SEC; (c) deliver to the Trustee an annual certificate stating that the Company is in compliance with the terms of the Indenture; and (d) make an additional interest payment of 0.5% per annum if, at any time during the six months to one year period following May 21, 2008, the Company fails to timely file any report required to be filed with the SEC (after giving effect to any applicable grace period and excluding Current Reports on Form 8-K). The Indenture also contains customary events of default. In general, the Indenture obligates the Trustee to give notice of an event of default with respect to the Notes to the holders of the Notes.

The Company and its affiliates maintain commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. In particular, the Trustee also serves as trustee under indentures related to other indebtedness issued by the Company. Affiliates of the Trustee may in the future engage in lending and other transactions with the Company.

The Company intends to use the net proceeds from the Offering to repurchase a portion of its 1.50% Convertible Senior Subordinated Notes due 2023.

The preceding descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the form of Notes, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: May 23, 2008	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer